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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    FDP BlackRock CoreAlpha Bond Fund (FDP-FT)
    CoreAlpha Bond Master Portfolio (MIP_CORA)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)


Date of Offering Commencement:         06-12-2017

Security Type:                         BND/CORP

Issuer                                 Masco Corporation. (2027)

Selling Underwriter                    J.P. Morgan Securities LLC

Affiliated Underwriter(s)              [X] PNC Capital Markets LLC
                                       [_] Other:

List of Underwriter(s)                 Citigroup Global Markets Inc., Deutsche
                                       Bank Securities Inc., J.P. Morgan
                                       Securities LLC, RBC Capital Markets,
                                       LLC, SunTrust Robinson Humphrey, Inc.,
                                       Fifth Third Securities, Inc., Merrill
                                       Lynch, Pierce, Fenner & Smith
                                       Incorporated, PNC Capital Markets LLC,
                                       Wells Fargo Securities, LLC, Comerica
                                       Securities, Inc., Commerz Markets LLC,
                                       HSBC Securities (USA) Inc., The
                                       Huntington Investment Company, SMBC
                                       Nikko Securities America, Inc., U.S.
                                       Bancorp Investments, Inc., The Williams
                                       Capital Group, L.P.

TRANSACTION DETAILS

 Date of Purchase                      06-12-2017

 Purchase Price/Share                  $99.907    Total Commission,      0.650%
 (PER SHARE / % OF PAR)                           Spread or Profit

1.  Aggregate Principal Amount Purchased (a+b)                     $ 20,000,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)   $    900,000

    b.  Other BlackRock Clients                                    $ 19,100,000

2.  Aggregate Principal Amount of Offering                         $300,000,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                   0.0666
05

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:        Arushi Bhasin                         Date:   06-20-2017
                     ------------------------------------         ------------
                     Global Syndicate Team Member

Approved by:         Steven DeLaura                        Date:   06-20-2017
                     ------------------------------------         ------------
                     Global Syndicate Team Member

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                   DEFINITION
Fund Ratio                             Number appearing at the bottom of
                                       page 1 of 2 of the Rule 10f-3 Report
                                       form. It is the sum of the Funds'
                                       participation in the offering by the
                                       Funds and other accounts managed by
                                       BlackRock divided by the total amount
                                       of the offering.

Eligible Foreign Offering              The securities are sold in a public
                                       offering conducted under the laws of a
                                       country other than the United States and

                                       (a) the offering is subject to
                                           regulation in such country by a
                                           "foreign financial regulatory
                                           authority," as defined in
                                           Section 2(a)(50) of the Investment
                                           Company Act of 1940;

                                       (b) the securities were offered at a
                                           fixed price to all purchasers in
                                           the offering (except for any rights
                                           to purchase securities that are
                                           required by law to be granted to
                                           existing security holders of the
                                           issuer);

                                       (c) financial statements, prepared and
                                           audited as required or permitted by
                                           the appropriate foreign financial
                                           regulatory authority in such
                                           country, for the two years prior to
                                           the offering, were made available
                                           to the public and prospective
                                           purchasers in connection with the
                                           offering; and

                                       (d) if the issuer is a "domestic
                                           issuer," i.e., other than a foreign
                                           government, a national of any
                                           foreign country, or a corporation
                                           or other organization incorporated
                                           or organized under the laws of any
                                           foreign country, it (1) has a class
                                           of securities registered pursuant
                                           to section 12(b) or 12(g) of the
                                           Securities Exchange Act of 1934 or
                                           is required to file reports
                                           pursuant to section 15(d) of that
                                           act, and (2) has filed all the
                                           material required to be filed
                                           pursuant to section 13(a) or 15(d)
                                           of that act for a period of at
                                           least 12 months immediately
                                           preceding the sale of securities
                                           (or for such shorter period that
                                           the issuer was required to file
                                           such material)

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                                    DEFINITION
Eligible Municipal Securities           The securities:

                                        (a) are direct obligations of, or
                                            obligations guaranteed as to
                                            principal or interest by, a State
                                            or any political subdivision
                                            thereof, or any agency or
                                            instrumentality of a State or any
                                            political subdivision thereof, or
                                            any municipal corporate
                                            instrumentality of one or more
                                            States, or any security which is
                                            an industrial development bond
                                            (as defined in section 103(c)(2)
                                            of Title 26) the interest on
                                            which is excludable from gross
                                            income under certain provisions
                                            of the Internal Revenue Code;

                                        (b) are sufficiently liquid that they
                                            can be sold at or near their
                                            carrying value within a
                                            reasonably short period of time;
                                            and

                                        (c) either

                                             (1) are subject to no greater
                                                 than moderate credit risk; or

                                             (2) if the issuer of the
                                                 municipal securities, or the
                                                 entity supplying the
                                                 revenues or other payments
                                                 from which the issue is to
                                                 be paid, has been in
                                                 continuous operation for
                                                 less than three years,
                                                 including the operation of
                                                 any predecessors, the
                                                 securities are subject to a
                                                 minimal or low amount of
                                                 credit risk.

                                        Also, purchases of municipal
                                        securities may not be designated as
                                        group sales or otherwise allocated to
                                        the account of any prohibited seller
                                        (i.e., an affiliated underwriter).

Eligible Rule 144A Offering             The securities are sold in an
                                        offering where

                                        (a) the securities are offered or
                                            sold in transactions exempt from
                                            registration under Section 4(2)
                                            of the Securities Act of 1933,
                                            Rule 144A thereunder, or
                                            Rules 501-508 thereunder;

                                        (b) the securities were sold to
                                            persons that the seller and any
                                            person acting on behalf of the
                                            seller reasonably believe to
                                            include qualified institutional
                                            buyers, as defined in Rule 144A
                                            ("QIBs"); and

                                        (c) the seller and any person acting
                                            on behalf of the seller
                                            reasonably believe that the
                                            securities are eligible for
                                            resale to other QIBs pursuant to
                                            Rule 144A.

Government Securities Offering          The security is issued or guaranteed
                                        as to principal or interest by the
                                        United States, or by a person
                                        controlled or supervised by and
                                        acting as an instrumentality of the
                                        Government of the United States
                                        pursuant to authority granted by the
                                        Congress of the United States; or any
                                        certificate of deposit for any of the
                                        foregoing.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                                   DEFINITION
U.S. Registered Public Offering.       The securities offered are registered
                                       under the Securities Act of 1933 that
                                       are being offered to the public.